UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen New York Municipal Value Fund, Inc. (NNY)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2009
[Name]
[Firm]
[Address1]
[Address2]
[City, St Zip]
Dear [Name]:
We want to share with you important news regarding certain closed-end funds sponsored by Nuveen Investments. We will send information about the following to financial advisors who have agreed to email communications from us regarding closed-end funds.
New York Municipal Bond Funds:
As part of the regular annual shareholder meeting for the New York municipal bond closed-end funds, shareholders in those funds are being asked to vote on fundamental investment policy changes to (a) adopt a more uniform set of investment policies across the 104 municipal bond closed-end funds managed by Nuveen, and (b) for the insured funds only, to address changes in the insured municipal bond market while still maintaining the high credit quality orientation of these funds. This shareholder meeting is scheduled for May 6, 2009.
Because these funds now have increased institutional ownership of their shares, the funds sought an opinion from Institutional Shareholder Services, Inc. (ISS) regarding these changes. ISS recommends that its clients vote “FOR” each of the matters included in the New York municipal bond proxy, dated April 7, 2009.
Florida Municipal Bond Funds:
On January 20, 2009, Nuveen announced that the Board of Trustees for Nuveen closed-end funds had recommended merging the four Florida municipal bond closed-end funds into three national municipal bond closed-end funds. We are delivering proxies to closed-end fund investors in the seven funds asking them to approve the related proposals. A special shareholder meeting is scheduled for May 15, 2009.
The seven funds have also provided information to ISS for their evaluation and client recommendations. As of this date, ISS has not yet issued recommendations regarding the Florida fund mergers.
We will also contact your proxy department to provide them with all relevant information regarding this merger and the proxy votes. To facilitate this process, we ask for your help communicating this information to your financial advisors and their clients. Enclosed is a copy of the communication we will send to advisors.
In addition, we have engaged proxy solicitation services to assist us in gathering the necessary votes in a timely manner. Georgeson, Inc. is the solicitor for the Florida fund merger proxies, while Computershare Fund Services is the solicitor for the New York fund proxies.
We thank you for your continued support of Nuveen. If you have any further questions regarding the proxy solicitation, please contact me at [Phone].
Sincerely,
[Nuveen Contact]

April 30, 2009
Dear Valued Advisor:
We want to share with you important news regarding certain closed-end funds sponsored by Nuveen Investments, Inc. As part of the regular annual shareholder meeting for the New York municipal bond closed-end funds, shareholders in those funds are being asked to vote on fundamental investment policy changes to (a) adopt a more uniform set of investment policies across the 104 municipal bond closed-end funds managed by Nuveen, and (b) for the insured funds only, to address changes in the insured municipal bond market while still maintaining the high credit quality orientation of these funds. This shareholder meeting is scheduled for May 6, 2009.
Because these funds now have increased institutional ownership of their shares, the funds sought and received an opinion from Institutional Shareholder Services, Inc. (“ISS”) regarding these changes. ISS recommends that its clients vote “FOR” each of the matters included in the proxy for this meeting, dated April 7, 2009.
If enough shareholders don’t cast their votes, a fund will not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.
To facilitate this process, we ask you to please help communicating this information to your clients. Enclosed are Questions and Answers regarding the proxy statements that outline the proposal and the voting process. To view the actual proxy statements, please visit www.nuveen.com/cef (proxy statements are under Shareholder Resources in the Information & Press Releases section) or use this link http://www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx.
In addition, we have engaged proxy solicitation services to assist us in gathering the necessary votes in a timely manner. Computershare Fund Services is the solicitor for the New York fund proxies. To reduce expense, and avoid or minimize client phone calls from the proxy solicitation service, please urge your clients to vote as soon as possible.
Thank you for your support of Nuveen closed-end funds. Should you have any further questions regarding this recommendation and proxy process, please contact your Nuveen representative or Nuveen advisor services at 1-800-752-8700.
Sincerely,
Nuveen Investments, Inc.

IMPORTANT NOTICE
Regarding the Recommended Changes to Fund Investment Policies
Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of the issues requiring a vote.
Q:	Why did I receive a Proxy Statement?

A:	You are being asked to vote on a number of important matters. The Board of your fund(s) voted to authorize the adoption of certain changes to the Fund’s investment policies. Fund shareholders are being asked to approve these changes, along with the annual election of Fund Board Members, at the regular annual meeting scheduled for May 6, 2009.

Your Fund’s Board Members, including your Fund’s independent Board Members, unanimously recommend that you vote FOR each proposal.

Your vote is very important. We encourage you as a shareholder to participate in your Fund’s governance by returning your vote as soon as possible. If enough shareholders don’t cast their votes, your Fund will not be able to hold its meeting or the vote on each issue, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.

Q:	What changes to investment policies are being recommended?

A:	Each Fund’s Board recommends the following changes to the Fund’s investment policies:
(i)	Updated investment policies, for all municipal funds listed in the Proxy Statement (“Funds”)
•	Nuveen’s municipal closed-end funds are seeking to adopt a uniform “up to date” set of investment policies. In general, these Funds currently have a somewhat diverse set of policies, reflecting when the Funds were launched over the past 20 years as well as developments over time in the municipal market, including new types of securities as well as investment strategies.
(ii)	Elimination of fundamental investment policies and approval of new fundamental investment policy, for only the insured municipal bond funds listed in the Proxy Statement (“Insured Funds”)
•	Shareholders are being asked to approve the elimination of certain fundamental investment policies, and to approve a new fundamental policy or policies. These changes are designed to give the Insured Funds important flexibility to respond to on-going developments in the bond insurance market while maintaining their current focus on insured bonds backed by insurers with solid credit ratings.

Q:	What are the potential benefits of these new investment policies for common shareholders of the Funds?

A:	The potential benefits to common shareholders are:
(i)	Enhanced ability of the Funds to generate attractive tax-free income while retaining their orientation on investment grade quality municipal securities;

(ii)	Increased flexibility in diversifying portfolio risks and managing duration (the sensitivity of bond prices to interest rate changes) to pursue the preservation and possible growth of capital, which, if successful, will help to sustain and build net asset value; and

(iii)	Improved secondary market competitiveness that may lead to a higher relative market price and/or stronger premium/discount performance.
Q:	What are the potential benefits of these new investment policies for preferred shareholders of the Funds?

A:	The potential benefits to preferred shareholders include increased flexibility in diversifying portfolio risks and managing duration (the sensitivity of bond prices to interest rate changes) to pursue the preservation and possible growth of capital, which, if successful, will help to sustain and build net asset value and therefore asset coverage levels for preferred shares.

Q:	Which Funds are affected by this proxy?

A:	The following Funds are affected:

Elimination of fundamental
investment policies;
approval of new
fundamental investment
	Updated investment policies	policy

	(All Funds)	(Insured Funds)

New York Dividend Advantage Municipal Fund (NAN)	Yes

New York Dividend Advantage Municipal Fund 2 (NXK)	Yes

New York Municipal Value Fund, Inc. (NNY)	Yes

New York Performance Plus Municipal Fund, Inc. (NNP)	Yes

Nuveen Insured New York Dividend Advantage Municipal Fund (NKO)	Yes	Yes

Elimination of fundamental
investment policies;
approval of new
fundamental investment
	Updated investment policies	policy
	(All Funds)	(Insured Funds )

Nuveen Insured New York Premium Income Municipal Fund, Inc. (NNF)	Yes	Yes

Nuveen Insured New York Tax-Free Advantage Municipal Fund (NRK)	Yes	Yes

Nuveen New York Investment Quality Municipal Fund, Inc. (NQN)	Yes	Yes

Nuveen New York Quality Income Municipal Fund, Inc. (NUN)	Yes	Yes

Nuveen New York Select Quality Municipal Fund, Inc. (NVN)	Yes	Yes
Q:	Are the Funds’ investment objectives changing?

A:	No. The Funds’ investment objectives will remain unchanged.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Computershare Fund Services, your fund proxy solicitor, at 866-963-5818. Please have your proxy materials available when you call.

Q.	How do I vote my shares?

A.	You can vote your shares by completing and signing your proxy card, then mailing it in the postage-paid envelope provided. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card, or by computer by going to the Internet address provided on the proxy card, and following the instructions, using your proxy card as a guide.

Q.	Will Nuveen contact shareholders?

A.	Nuveen will not contact shareholders directly. Computershare Fund Services is the proxy solicitor and may call shareholders to verify that each received proxy materials and to answer any questions shareholders may have, and may conduct follow-up calls as well.